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Arch Coal, Inc.
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Transcript of 2017 Video Message from John W. Eaves

Chief Executive Officer of Arch Coal, Inc.

The following is the transcript of a video message by John W. Eaves, Chief Executive Officer of Arch Coal, Inc. (the “Company”), that was posted on the Company’s website, www.archcoal.com on March 22, 2017 in connection with the Company’s 2017 Annual Meeting of Stockholders to be held on May 4, 2017:

The New Arch Coal

Before we talk about the new Arch Coal, it’s important to take a look at the path that got us here. Arch has a very storied history … it’s been made of strategic acquisitions and monetization’s that has really made us the company we are today. We’re a much more streamlined company made up of a low-cost operating portfolio in strategic supply regions.

We also have a much-improved financial position - which I think prepares us very well for future success and value creation.

We have a clean balance sheet, low levels of debt and we’re positioned with some of the best assets in the history of the company.

We are providing an essential resource for steel production and power generation here, and around the globe.

From an investor standpoint, our ability to create value in difficult markets and capture that value as markets improve is fairly unique.

If you look at our balance sheet, we have continued to generate cash and have the ability to generate significant free cash flow as we move forward.

Our Operating Portfolio

Arch has a history of operating large well-capitalized low-cost mines.

Our business model is pretty simple, it’s made up of two distinct business lines that actually complement each other.

We have very low cost and metallurgical coal in Appalachia, with high-quality products that our customers desire.

We also have a very low cost thermal position as well. The high-quality low-cost of the PRB will serve our customers very well at the lower consumption levels.

We’ve got a long history of operating well-capitalized low-cost mines that will continue to provide our domestic utility customers with coal for many years … in any type of regulatory environment.

When you consider our ability to grow our business organically it’s fairly unique.

We have reserves that can be developed as the markets improve … and will serve us well for decades to come.

It’s more than just the products that we put in the marketplace. It’s about the alliances that we have established with our customers and our transportation providers. We really try to understand their business.

We’ve always done what we say we’re going to do - and quite frankly our customers and our transportation providers want to do business with us.

Our Future

Our low cost structure, our high-quality portfolio will allow us to participate in any market no matter how difficult it may become.

It also allows us to position the company to capture the upside as we see markets improve. We’re well equipped to provide real shareholder value moving forward.

Arch continues to focus on being leaders in safety and environmental performance … those are core values of this company.

The management team has been together for a long time. We’re excited and eager for the future and we want to be held accountable for our performance.

The real foundation of this company is its people. We’ve got the most resilient, strategic thinking, conscientious employees in the industry. I am very proud to be associated with these employees.

Our business has continued to change and we have the strategic ability to change with it.

The key is continuing to manage our balance sheet making sure that we have adequate cash … low levels of debt … and are very prudent in managing our business going forward.

For those producers like Arch that have tier one, low-cost assets, and believe in the business, I think will do very, very well.

All the pieces are in place and it’s up to us to execute the plan.

We’re excited about the future.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This video message contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as our expected future business and financial performance, and are intended to come within the safe harbor protections provided by those sections. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “seeks,” “should,” “will” or other comparable words and phrases identify forward-looking statements, which speak only as of the date of this video message. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Actual results may vary significantly from those anticipated due to many factors, including:

•                                          our recent emergence from Chapter 11 bankruptcy protection;

•                                          market demand for coal and electricity;

•                                          geologic conditions, weather and other inherent risks of coal mining that are beyond our control;

•                                          competition, both within our industry and with producers of competing energy sources;

•                                          excess production and production capacity;

•                                          our ability to acquire or develop coal reserves in an economically feasible manner;

•                                          inaccuracies in our estimates of our coal reserves;

•                                          availability and price of mining and other industrial supplies;

•                                          availability of skilled employees and other workforce factors;

•                                          disruptions in the quantities of coal produced by our contract mine operators;

•                                          our ability to collect payments from our customers;

•                                          defects in title or the loss of a leasehold interest;

•                                          railroad, barge, truck and other transportation performance and costs;

•                                          our ability to successfully integrate the operations that we acquire;

•                                          our ability to secure new coal supply arrangements or to renew existing coal supply arrangements;

•                                          our relationships with, and other conditions affecting our customers;

•                                          the deferral of contracted shipments of coal by our customers;

•                                          our ability to service our outstanding indebtedness;

•                                          our ability to comply with the restrictions imposed by our Term Loan Agreement, our Securitization Facility, other financing arrangements or any subsequent financing or credit facilities;

•                                          the availability and cost of surety bonds;

•                                          our ability to manage the market and other risks associated with certain trading and other asset optimization strategies;

•                                          terrorist attacks, military action or war;

•                                          our ability to obtain and renew various permits, including permits authorizing the disposition of certain mining waste;

•                                          existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases;

•                                          the accuracy of our estimates of reclamation and other mine closure obligations;

•                                          the existence of hazardous substances or other environmental contamination on property owned or used by us;

•                                          our ability to continue as a going concern; and

•                                          other factors, including those discussed in “Legal Proceedings”, set forth in Item 3 and “Risk Factors,” set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

All forward-looking statements in this video message, as well as all other written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this section. These factors are not necessarily all of the important factors that could affect us. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements speak only as of the date on which such statements were made, and we do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by the federal securities laws.